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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-13143, 333-13717, 333-53139, 333-55878,
333-76674, 333-88652, and 333-111283) of Millennium Chemicals Inc. of our report dated March 8, 2004, except for the impact of the restatement in Note 19, as to which date is August 6, 2004, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K/A.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 6, 2004